Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$13,915,760
Unrealized Gain (Loss) on Market Value of Futures	(8,587,260)
Dividend Income	4,378
Interest Income	30,164
ETF Transaction Fees	1,400
Total Income (Loss)	$5,364,442

Expenses
General Partner Management Fees	$81,842
Professional Fees	13,023
Brokerage Commissions	13,882
Non-interested Directors' Fees and Expenses	696
Prepaid Insurance Expense	353
Total Expenses	109,796
Expense Waiver	(5,489)
Net Expenses	$104,307
Net Income (Loss)	$5,260,135

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/16	$130,473,931
Additions (100,000 Shares)	1,445,615
Withdrawals (300,000 Shares)	(4,289,241)
Net Income (Loss)	5,260,135

Net Asset Value End of Month	$132,890,440
Net Asset Value Per Share (8,800,000 Shares)	$15.10

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612